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                                                                    Exhibit 21.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS





The Board of Directors
Western Water Company:

We consent to incorporation by reference in the registration statements (Nos. 333-28759, 333-19595, 333-10367, 33-47606, 33-64750, 33-74278, 33-80137 and
33-88062) on Form S-3 of Western Water Company of our report dated May 10, 2000, relating to the consolidated balance sheets of Western Water Company and subsidiaries as of March 31, 2000 and 1999 and the related consolidated statements of operations and comprehensive income, stockholders' equity and cash flows for each of the years in the three-year period ended March 31, 2000, which report appears in the March 31, 2000 Annual Report on Form 10-K of Western Water Company.

                                                      KPMG LLP



San Diego, California
June 29, 2000